Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of January 19, 2007)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Energy XXI	Late-Mar	64-66	Budgeted downtime of 10 days for maintenance in 2Q'07.

Rig 15	Baker Marine Big Foot III	85	GOM	Bois d'Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in early-February. Currently farmed out to Rozel for 15 to 30 days @$97-$99K. Incurred approximately 7 days of downtime for maintenance in early January.

Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Feb-07	114-116	Budgeted downtime of 28 days for maintenance in 3Q'07.

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81

Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250', expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of $40MM. Expected completion late April 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Apr-07	84-86	Helis also has four one-well options at mutually agreed dayrates. Expected to incur 28 days of downtime for maintenance in Q1'07.
International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70

Rig 31	Bethlehem JU 250 MS	250	India	Cairn	May-07	139-141	Experienced 12 days of downtime during Q4'06. Cairn has five one well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		December 2006
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$34,266	31	100%
230	3	3	25,205	31	33%	One vessel in drydock in December and January, one vessel down with repairs until May.
190-215	6	6	22,927	140	75%	One vessel in drydock in December, two vessels idle for part of December and January due to inclement weather.
170	2	2	18,963	53	85%	One vessel in drydock part of December, two vessels in drydock in January.
140-150	6	6	9,898	184	99%
120-130	14	14	8,455	283	65%	Five vessels in drydock in December and part of January.
105	15	13	7,103	249	62%	Seven vessels in drydock during all or part of December and January.

Sub-total/Average	47	45	12,401	971	70%

West Africa
170-215(4)	2	2	$10,225	62	100%	One vessel drydock in January.
140-150	4	3	$12,000	93	100%	One vessel under contract through June and two through August.
120-130	7	6	$9,760	164	84%	Two vessels under contract through June and one through August. Two vessel in drydock in January.
105	4	3	$9,861	64	69%	One vessel under repairs in December, one vessel in drydock in January.

Sub-total/Average	17	14	10,396	383	86%

Total/Average	64	59	11,834	1,354	74%

Note:

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in late January and early March 2007. Three vessels in Nigeria were also undergoing repairs during December. Two of those three vessels are back in service and the third vessel is expected back in service in late-January.
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q4'05 for the vessels owned at that time was as follows: 230’ - $18,146, 190-215’ - $15,805, 140-150’ - $8,410, 120-130’ - $6,788, 105’ - $4,779.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
(4)	The revenue per day for the 170-215 class liftboats in West Africa was reduced by the deferral of certain revenue on one of the vessels in this class.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules' annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.